UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2007
EATON CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center
Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)
(216) 523-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On June 17, 2007, Eaton Corporation (the “Company”), through its wholly owned subsidiary Eaton Worldwide LLC, entered into a commitment, subject to the satisfaction of certain conditions, to acquire the small systems business (the “Small Systems Business”) of MGE UPS Systems for €425 million. The commitment contains customary provisions for transactions of this size and nature, including conditions to closing that require various governmental approvals. The transaction is expected to close in the third quarter of 2007. For the twelve months ended May 31, 2007, the Small Systems Business had sales of €163 million. The Small Systems Business is a global provider of power quality solutions designed to increase the availability and uptime of mission-critical applications and processes. Its products include uninterruptible power supplies, power distribution units, static transfer switches, and surge suppressors.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION

Date: June 21, 2007	/s/ R. H. Fearon

R. H. Fearon Executive Vice President - Chief Financial and Planning Officer